Exhibit 32

Certification

Pursuant to 18 U.S.C. § 1350, each of the undersigned hereby certifies in his or her capacity as an officer of Southern Michigan Bancorp, Inc. (the "Company") that the Quarterly Report of the Company on Form 10-Q for the quarter ended September 30, 2007 fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition of the Company at the end of such period and the results of operations of the Company for such period.
Dated: November 26, 2007	/s/ John H. Castle
John H. Castle Chairman of the Board and Chief Executive Officer

Dated: November 26, 2007	/s/ Danice L. Chartrand
Danice L. Chartrand Senior Vice President, Chief Financial Officer, Secretary and Treasurer

A signed original of this written statement required by Section 906 has been provided to Southern Michigan Bancorp, Inc. and will be retained by Southern Michigan Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.